UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2006

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 North Main Street, LaGrange, Texas 78945

(Address of principal executive offices)

(979) 968-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2006, Texas United Bancshares, Inc., a Texas corporation (“Texas United”), and Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), entered into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which Texas United will merge with and into Prosperity (the “Merger”).

Under the terms of the Agreement, Texas United shareholders will receive one share of Prosperity common stock in exchange for each of their shares of Texas United common stock. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of Texas United and Prosperity. The merger is currently expected to be completed in the first quarter of 2007.

The joint news release announcing the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated July 18, 2006 between Prosperity Bancshares, Inc. and Texas United Bancshares, Inc.

99.1	Joint Press Release dated July 19, 2006 announcing the execution of the Agreement (furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.

Dated: July 19, 2006	By:	/s/ Jeffrey A. Wilkinson
	Name:	Jeffrey A. Wilkinson
	Title:	Executive Vice President and Chief Financial Officer